EXHIBIT 2.1









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                            STOCK PURCHASE AGREEMENT

                          DATED AS OF December 1, 2003




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                           OLD GOAT ENTERPRISES, INC.
                                       AND
                                ZONE 4 PLAY, INC.




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                                TABLE OF CONTENTS

ARTICLE  PAGE

   1.       Purchase and Sale of Stock.                                      1
            1.1    Agreement to Purchase and Sell.                           1
            1.2    Purchase Price.                                           1
            1.3    Payment of Purchase Price.                                1
            1.4    Closing.                                                  2

   2.       Representations and Warranties of Shareholders.                  1
            2.1    Existence and Good Standing.                              2
            2.2    Corporate Authority.                                      2
            2.3    Compliance with Law.                                      2
            2.4    Validity and Effect of Agreements.                        2
            2.5    No Required Consents or Defaults.                         2
            2.6    Affiliated Entities.                                      3
            2.7    Capitalization.                                           2
            2.8    Jurisdictions.                                            3
            2.9    Records.                                                  3
            2.10   Officers and Directors.                                   3
            2.11   Financial Statements.                                     3
            2.12   Undisclosed Liabilities.                                  3
            2.13   Absence of Certain Changes or Events
                   Since the Date of the Unaudited Balance Sheet.            4
            2.14   Taxes.                                                    5
            2.15   Title to Company Shares.                                  5
            2.16   Title to Property and Assets.                             5
            2.17   Condition of Personal Property.                           5
            2.18   Real Estate and Leases.                                   5
            2.19   List of Contracts and Other Data.                         6
            2.20   Business Property Rights.                                 6
            2.21   No Breach or Default.                                     7
            2.22   Labor Controversies.                                      7
            2.23   Litigation.                                               7
            2.24   Bank Accounts.                                            7
            2.25   Powers of Attorney.                                       7
            2.26   Insurance.                                                7
            2.27   No Brokers.                                               7
            2.28   No Misrepresentation or Omission.                         8

   3.       Representations and Warranties of Buyer.                         8
            3.1    Existence and Good Standing.                              8
            3.2    Corporate Authority.                                      8
            3.3    Compliance with Law.                                      8
            3.4    Authorization; Validity and Effect of Agreements.         8


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            3.5    Undisclosed Liabilities.                                  9
            3.6    Taxes.                                                    9
            3.7    Title to Buyer's Shares.                                  9
            3.8    Litigation.                                               9
            3.9    No Misrepresentation or Omission.                         9

   4.       Other Covenants and Agreements.                                 10
            4.1    Indemnification by Shareholders.                         10
            4.2    Indemnification by Buyer.                                10
            4.3    Tax Indemnity.                                           10
            4.4    Conditions of Indemnification.                           11
            4.5    Taxes and Expenses.                                      12
            4.6    Company Cooperation.                                     12
            4.7    Exclusive Dealing.                                       12
            4.8    Public Announcements.                                    13

   5.       Conditions of Closing.                                          13
            5.1    Buyer's Conditions of Closing.                           13
            5.2    Shareholders's Conditions of Closing.                    14

   6.       Termination.                                                    15
            6.1    Methods of Termination.                                  15
            6.2    Procedure Upon Termination.                              16

   7.       Miscellaneous.                                                  16
            7.1    Notice.                                                  16
            7.2    Execution of Additional Documents.                       17
            7.3    Binding Effect; Benefits.                                17
            7.4    Entire Agreement.                                        17
            7.5    Governing Law.                                           17
            7.6    Survival.                                                17
            7.7    Counterparts.                                            18
            7.8    Headings.                                                18
            7.9    Waivers.                                                 18
            7.10   Merger of Documents.                                     18
            7.11   Incorporation of Exhibits and Schedules.                 18
            7.12   Severability.                                            18
            7.13   Assignability.                                           18


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SCHEDULE 2.6     SUBSIDIARIES OF COMPANY

SCHEDULE 2.8     JURISDICTIONS WHERE COMPANY IS LICENSED TO DO BUSINESS

SCHEDULE 2.10    OFFICERS AND DIRECTORS OF COMPANY

SCHEDULE 2.18    REAL PROPERTY OWNED/LEASED BY COMPANY

SCHEDULE 2.19    LIST OF CONTRACTS AND OTHER DATA

SCHEDULE 2.24    BANK ACCOUNTS



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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated the 1st day of December, 2003, by and among OLD GOAT ENTERPRISES, INC., a Nevada corporation (the "Buyer"), ZONE 4 PLAY, INC., a Delaware corporation, (the "Company") and SHIMON CITRON, PINI GERSHON (Pini Gershon and Shimon Citron together, the "Founders"), YARIV CITRON, NATAN LERER, COMPUTER DIRECT LTD., an Israeli corporation, JACOB TENNENBAUM, SAYEX TRADING COMPANY 1982, LTD., an Israeli corporation, AZRIEL ZOLTI, RONI SHATAN, SACHIN MEHTA, GIORA GRINBERG, SHACHAR SCHALKA, GIL LEVY, EREZ LAHAV, IRA VINITZKI, HAIM TABAK, AVI ABRAMOVICH, EHUD ZADOKYA, RIVKA SHMUELY, ABRAMOVICH TRUST COMPANY, an Israeli corporation, and LEAH BARUCH (collectively the "Shareholders") .

         WHEREAS, Shareholders desire to exchange with Buyer, and Buyer desires to exchange with Shareholders, all of the issued and outstanding shares of capital stock of the Company from Shareholders for the consideration and upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Purchase and Sale of Stock.

         1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as such term is hereinafter defined), Company shall cause its Shareholders to exchange and deliver to Buyer, and Buyer shall acquire from Shareholders, all of the issued and outstanding shares of capital stock of the Company (the "Company Shares"). The exact number of Company Shares to be exchanged by Shareholders hereunder is 9.995 common shares, $0.001 par value per share.

         1.2 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of the Company made on behalf of its Shareholders contained herein, and in exchange for the Company Shares, Buyer agrees to deliver to Shareholders a total of 10,426,191 shares of the common stock of Buyer ("Buyer's Shares") to be distributed to the Shareholders based upon their respective pro rata percentage interest in the Company (the "Purchase Price").

         1.3 Payment of Purchase Price. The Purchase Price shall be payable on the Closing Date.

         1.4 Closing. The closing of the transaction contemplated herein (the "Closing") will be at the office of Buyer on or before February 1 2004, or at such other


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place or at such  other  date and time as  Shareholders  and Buyer may  mutually agree.  Such date and time of  Closing  is herein  referred  to as the  "Closing
Date."

2. Representations and Warranties of Founders. The Company, on behalf of the Founders, represents and warrants to Buyer as follows:

         2.1 Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

         2.2 Corporate Authority. The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

         2.3 Compliance with Law. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. The Company has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

         2.4 Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company and Shareholders enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         2.5 No Required Consents or Defaults. The execution and delivery of this Agreement by the Company on behalf of its Shareholders does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any person not a party to this Agreement, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Shareholders or the Company is a party or by which any of them is bound, or violate or conflict with any provision of the by-laws or articles/certificate of incorporation of the Company as amended to the date of this Agreement.



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         2.6 Affiliated Entities.  Except as otherwise disclosed in Schedule 2.6 attached hereto, the Company does not own, directly or indirectly, any interest in any corporation, business trust, joint stock company, partnership or other business organization or association.

         2.7 Capitalization. The Company has authorized capital stock consisting of 10,000 shares of common stock, $0.001 par value per share, of which 9,995 shares are presently issued and outstanding. There are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require the Company to sell or issue, or the Shareholders to sell, any capital stock or other securities of the Company.

         2.8 Jurisdictions. Schedule 2.8 contains a list of all jurisdictions in which the Company is presently licensed or qualified to do business. The Company has complied in all material respects with all applicable laws of each such jurisdiction and all applicable rules and regulations of each regulatory agency therein. The Company has not been denied admission to conduct any type of business in any jurisdiction in which it is not presently admitted as set forth in such Schedule 2.8, has not had its license or qualifications to conduct business in any jurisdiction revoked or suspended, and has not been involved in any proceeding to revoke or suspend a license or qualification.

         2.9 Records. The corporate minute books of the Company to be delivered to Buyer at the Closing shall contain true and complete copies of the articles of incorporation, as amended to the Closing Date, bylaws, as amended to the Closing Date, and the minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, from the date of incorporation of the Company to the Closing Date.

         2.10 Officers and Directors. The officers and directors of the Company are as set forth in Schedule 2.10. The current directors and officers of Buyer shall resign effective as of the Closing and shall be replaced with Board Members selected by Seller. Lois Meisinger shall remain as President of Buyer's cosmetics division until her resignation or removal.

         2.11 Financial Statements. The Company has furnished to Buyer audited balance sheets and related statements of income as of December 31, 2002 and 2001 (the "Financial Statements"). The Financial Statements fully and fairly set forth the financial condition of the Company as of the dates indicated, and the results of its operations for the periods indicated, in accordance with GAAP consistently applied, except as otherwise stated therein and in the related reports of independent accountants.

         2.12 Undisclosed Liabilities. The Company has no liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements except accounts payable and accrued expenses arising after the date of the Financial Statements which were incurred in the ordinary course of business, in each case in normal amounts and none of which is materially adverse.

         2.13 Absence of Certain Changes or Events Since the Date of the Unaudited Balance Sheet. Since the date of the Financial Statements, the Company has not:


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                  (A)  incurred  any  liability  whatsoever,   whether  accrued,
absolute, contingent or otherwise, except those liabilities and obligations referred to in Section 2.12 above, and except in connection with this Agreement and the transactions contemplated hereby;

                  (B) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                  (C) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties;

                  (D) transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

                  (E) canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

                  (F) waived or released any rights of material value;

                  (G) except  pursuant to those  contracts  listed on  Schedules
2.18 and 2.19 hereto, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

                  (H) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of the Company;

                  (I) entered into any transaction, contract or commitment, except (i) contracts listed on Schedules 2.18 and 2.19 hereto and (ii) this Agreement and the transactions contemplated hereby;

                  (J) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business, or suffered any casualty loss or damage in excess of $25,000.00 and which is not covered by insurance; or

                  (K) declared any dividends or bonuses, or authorized or affected any amendment or restatement of the articles of incorporation or by-laws of the Company or taken any steps looking toward the dissolution or liquidation of the Company.

Between the date of this Agreement and the Closing, the Company will not, without prior written notice to Buyer, do any of the things listed in sub-paragraphs (A) through (K) above.


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         2.14 Taxes.  The Company (i) has duly and timely  filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Company or with respect to which the Company or the assets or properties of the Company are liable or otherwise in any way subject, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of the Company or the assets and properties of the Company for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all federal, state, local and foreign tax returns of the Company have been made available for inspection by Buyer.

         2.15 Title to Company Shares. The Company Shares are duly authorized, validly issued, fully paid and nonassessable and are owned by Shareholders free and clear of all liens, encumbrances, charges, assessments and adverse claims. The Company Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon transfer of the Company Shares by Shareholders, Buyer will, as a result, receive good and marketable title to all of the Company Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims.

         2.16 Title to Property and Assets. The Company has good and marketable title to all of the properties and assets reflected in the Balance Sheets and the Business Property Rights (as defined in Section 2.20). None of such properties or assets is, except as disclosed in said Balance Sheets or the Schedules hereto, subject to a contract of sale not in the ordinary course of business, or subject to security interests, mortgages, encumbrances, liens or charges of any kind or character.

         2.17 Condition of Personal Property. All tangible personal property, equipment, fixtures and inventories included within the assets of the Company are in good, merchantable or in reasonably repairable condition and are suitable for the purposes for which they are used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products. To the best of the Company's knowledge, all of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition.

         2.18 Real Estate and Leases. Schedule 2.18 contains a list of all real property owned by the Company or in which the Company has a leasehold or other interest (whether as landlord, tenant or otherwise) and of any lien, charge or encumbrance thereupon. Such Schedule also contains a substantially accurate description identifying all such real property and the significant rental terms (including rents, termination dates and renewal conditions). The improvements upon such properties and use thereof by the Company conform to all applicable lease restrictions, zoning and other local ordinances.

         2.19 List of Contracts and Other Data. Schedule 2.19 sets forth the following:


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                  (A) (i) all computer  software,  patents and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date of this Agreement and which are owned by the Company, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights, owned or held by the Company, and (ii) all licenses granted by or to the Company and all other agreements to which the Company is a party and which relate, in whole or in part, to any items of the categories mentioned in sub-paragraph (A) above or to other proprietary rights of the Company which are reasonably necessary to, or used in connection with, the business of the Company;

                  (B) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Company;

                  (C) all contracts, understandings and commitments (including, without limitation, mortgages, indentures and loan agreements) to which the Company is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in sub-paragraphs (A) or (B) above or in Schedule 2.18 hereof;

                  (D) the names and current annual compensation rates of all employees of the Company; and

                   (E) all customer backlog which is represented by firm purchase orders, identifying the customers, products and purchase prices.

         True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in Schedules 2.18 and 2.19 have been provided or made available to Buyer and its counsel.

         2.20 Business Property Rights. The property referred to in Section 2.19(A) above, together with (i) all designs, methods, inventions and know-how related thereto and (ii) all trademarks, trade names, service marks, and copyrights claimed or used by the Company which have not been registered (collectively "Business Property Rights"), constitute all such proprietary rights owned or held by the Company. The Company owns or has valid rights to use all such Business Property Rights without, to the best of Founders' knowledge, conflict with the rights of others. Except as set forth in Schedule 2.23 hereto, no person or corporation has made or, to the knowledge of Founders or the Company, threatened to make any claims that the operation of the business of the Company is in violation of or infringes any Business Property Rights or any other proprietary or trade rights of any third party. To the knowledge of Founders or the Company, no third party is in violation of or is infringing upon any Business Property Rights.

         2.21 No Breach or Default. The Company is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. Founders have no reason to believe


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that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

         2.22 Labor Controversies. The Company is not a party to any collective bargaining agreement. There are not any controversies between the Company and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to its business, and there are not any organizational efforts presently being made or threatened involving any of the Company's employees. The Company has not received notice of any claim that the Company has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         2.23 Litigation. There are no actions, suits or proceedings with respect to the Company involving claims by or against Founders or the Company which are pending or threatened against Founders or the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Founders or the Company has been named or to which Founders or the Company is a party, which apply, in whole or in part, to the business of the Company, or to any of the assets or properties of the Company or the Company Shares or which would result in any material adverse change in the business or prospects of the Company.

         2.24 Bank Accounts. The name of each bank, savings institution or other person with which the Company has an account or safe deposit box and the names and identification of all persons authorized to drawn thereon or to have access thereto are as set forth on Schedule 2.24.

         2.25 Powers of Attorney. There are no persons holding powers of attorney from the Company.

         2.26 Insurance. There are no insurance policies owned by the Company.

         2.27 No Brokers. Neither Founders nor the Company has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither Founders nor the Company are aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         2.28 No Misrepresentation or Omission. No representation or warranty by Founders in this Article 2 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or to be furnished by Founders pursuant hereto, contains or will contain any untrue statement of a material


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fact or  omits or will  omit to  state a  material  fact  necessary  to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate information as to the Company.

3. Representations and Warranties of Buyer. Buyer represents and warrants to Shareholders as follows:

         3.1 Existence and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

         3.2 Corporate Authority. Buyer has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

         3.3 Compliance with Law. Buyer is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer is a party or is subject, and Buyer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. Buyer has obtained all licenses, permits or other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

         3.4 Authorization; Validity and Effect of Agreements. The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by Buyer does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and
(iii) violate or conflict with any provision of the by-laws or articles of incorporation of Buyer as amended to the date of this Agreement.

3.5 Undisclosed Liabilities. Buyer has no liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise, which are not reflected or provided for in the financial statements of Buyer reflected in its latest 10QSB and 10KSB filed with the Securities and Exchange Commission (Buyer's Financial Statements) except (i) accounts payable and accrued expenses arising after the date of the Buyer's Financial Statements which were incurred in the ordinary course of business, in each case in normal amounts and none of which is materially adverse, and (ii) liabilities as and to the extent disclosed in writing to the Company.

         3.6 Taxes. Buyer (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to Buyer or with respect to which Buyer or the assets or properties of Buyer are liable or otherwise in any way subject, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of Buyer or the assets and properties of Buyer for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all federal, state, local and foreign tax returns of Buyer have or will been made available for inspection by the Company prior to the Closing.

         3.7 Title to Buyer Shares. The Buyer's Shares are duly authorized, validly issued, fully paid and nonassessable and are owned by Buyer free and clear of all liens, encumbrances, charges, assessments and adverse claims. The Buyer's Shares are subject to no restrictions with respect to transferability to the Shareholders in accordance with the terms of this Agreement. Upon transfer of the Buyer's Shares by Buyer, the Shareholders will, as a result, receive good and marketable title to all of the Buyer's Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims.

         3.8 Litigation. There are no actions, suits or proceedings with respect to Buyer involving claims by or against Buyer which are pending or threatened against Buyer, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Buyer been named or to which Buyer is a party, which apply, in whole or in part, to the business of Buyer, or to any of the assets or properties of Buyer or the Buyer's Shares or which would result in any material adverse change in the business or prospects of Buyer.

         3.9 No Misrepresentation or Omission. No representation or warranty by Buyer in this Article 3 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or to be furnished by Buyer pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide the Company and the Shareholders with accurate information as to Buyer.

4. Other Covenants and Agreements.

         4.1 Indemnification by Founders. Upon the terms and subject to the conditions set forth in Section 4.4 hereof, Founders agree to indemnify and hold Buyer and the Company harmless against, and will reimburse Buyer (or the Company if Buyer so requests) on demand for, any payment, loss, damage (including incidental and consequential damages), cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, damage, cost or expense or claim therefor) made or incurred by or asserted against Buyer or the Company at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Shareholders contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement.

         4.2 Indemnification by Buyer. Upon the terms and subject to the conditions set forth in Section 4.4 hereof, Buyer agrees to indemnify and hold Shareholders harmless against, and will reimburse Shareholders on demand for, any payment, loss, damage (including incidental and consequential damages), cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, damage, cost or expense or claim therefor) made or incurred by or asserted against Shareholders at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Buyer contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Shareholders pursuant to this Agreement.

         4.3 Tax Indemnity. Upon the terms and subject to the conditions set forth in Section 4.4 hereof, Founders agree to indemnify and hold Buyer and the Company harmless against, and will reimburse Buyer (or the Company if Buyer so requests) on demand for:

                  (A) any and all tax deficiencies in respect of federal, state, local and foreign sales, use, income or franchise tax or taxes based on or measured by income, including any interest or penalties thereon and legal fees and expenses incurred by Buyer and the Company with respect to the taxable year ended December 31, 2002, and all prior taxable years; and

                  (B) any and all such taxes, interest, penalties and legal fees and expenses in respect of the period from January 1, 2002 up to and including the Closing Date, but only to the extent that such deficiencies, taxes, interest, penalties and legal fees and expenses exceed, in the aggregate, the amount of the aggregate reserves for such taxes, if any, shown as liabilities on the Closing Balance Sheet.

The indemnity provided for in this Section 4.3 shall be independent of and in addition to any other indemnity provision of this Agreement and, anything in this Agreement to the contrary notwithstanding [including Section 4.4B)(ii) hereof], shall survive indefinitely.

         4.4 Conditions of Indemnification. With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which a party hereto is due to be indemnified (the

"Indemnified Party") by the other party (the "Indemnifying Party") under Sections 4.1, 4.2 or 4.3 hereof:

                  (A) Promptly (and in no event no more than 30 days) after (i) Shareholders (if Shareholders are the Indemnified Party), or (ii) the President of the Buyer or the Company (if Buyer or the Company is the Indemnified Party) first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim (a "Third Party Claim"), promptly (and in no event no more than 30 days) after (i) Shareholders (if Shareholders are the Indemnified Party), or (ii) the President of the Buyer or the Company (if Buyer or the Company is the Indemnified Party) first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents.

                   (B) The Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to any Claim if the Indemnified Party fails to give the notice with respect thereto in accordance with Section 4.4(A) hereof.

                  (C) If the Claim involves a Third Party Claim, then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under Section 4.1, 4.2 or 4.3 hereof, regardless of the outcome of such Third Party Claim. If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim. In any event, Buyer, the Company and Shareholders shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

         4.5      Taxes and Expenses.

                  (A) Shareholders hereby covenant and agree to assume and pay all taxes imposed on Shareholders arising from or relating to the transactions as contemplated by this Agreement. Except as otherwise specifically provided for in this Agreement, Shareholders shall be individually responsible for and shall personally pay all costs, liabilities and other obligations incurred by Shareholders in connection with the performance of and compliance with all transactions, agreements and conditions contained in this Agreement to be performed or complied with by Shareholders, including legal and accounting fees. In no event shall any of such taxes, costs, liabilities or other obligations be paid by or incurred on behalf of the Company.

                  (B) Except as otherwise specifically provided for in this Agreement, Buyer will assume and pay all costs, liabilities and other obligations incurred by Buyer in connection with the performance of and compliance with all transactions, agreements and conditions contained in this Agreement to be performed or complied with by Buyer, including legal and accounting fees.

         4.6 Company Cooperation. Subject to the terms and conditions of this Agreement, Founders will use their best efforts to cause the Company, its officers, directors, employees, accountants, consultants, advisors and agents, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         4.7      Exclusive Dealing.

                  (A) Prior to the termination of this Agreement, Founders shall not authorize or permit, and shall not allow the Company or any officer, director or employee of, or any investment banker, attorney or other advisor or representative of any of the foregoing, to (i) solicit or initiate or encourage the submission of any Acquisition Proposal (as herein defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonable be expected to lead to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry about or proposal for the acquisition to purchase of a substantial amount of assets of the Company or any type of exchange offer or other offer that if consummated would result in any person beneficially owning any equity securities of the Company, or any merger, consolidation, business combination, sale of any material assets, recapitalization, liquidation, dissolution or similar transaction involving the Company (or equity securities thereof) other than transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonable be expected to impede, interfere with, prevent or materially delay the transaction contemplated by this Agreement, or which would reasonably be expected to dilute materially the benefits to Buyer of the transaction contemplated by this Agreement.

                  (B) During the term of this Agreement, Shareholders shall not, nor permit the Company to, (i) approve or recommend, consider or evaluate or cause to be considered or evaluated, any Acquisition Proposal or (ii) enter into any agreement or understanding with respect to any Acquisition Proposal. Shareholders acknowledge and agree that they are not required or obligated in order to comply with any fiduciary or other duty to review, consider or take any action with respect to any Acquisition Proposal (including, without limitation, any action prohibited by this Section) during the term of this Agreement.

         4.8 Public Announcements. Neither Shareholders nor Buyer will at any time, without the prior written consent of the other, make any announcement, issue any press release or make any statement with respect to this Agreement or any of the terms or conditions hereof except as may be necessary to comply with any law, regulation or order and then only after written notice to the other party of the timing, context and content of such announcement, press release or statement; provided, however, that subsequent to the Closing Buyer may disclose the consummation of the transaction herein contemplated without the consent of the Shareholders.

5. Conditions of Closing.

         5.1 Buyer's Conditions of Closing. The obligation of Buyer to purchase and pay for the Company Shares shall be subject to and conditioned upon the satisfaction (or waiver by Buyer) at the Closing of each of the following conditions:

                 (A) All representations and warranties of Founders contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date, Shareholders shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Buyer shall have received a certificate of the Founders dated the Closing Date to such effect.

                  (B) There shall have been no material adverse change since the date of the Unaudited Balance Sheet in the financial condition, business or affairs of the Company, and the Company shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which materially affects the value of its assets, properties or business, and Buyer shall have received a certificate of the Shareholders dated the Closing Date to such effect.

                  (C) Founders shall have delivered to Buyer a Certificate of the Secretary of State (or other authorized officer) of the Company's jurisdiction of incorporation certifying as of a date reasonably close to the Closing Date that the Company has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

                  (D) Shareholders shall have delivered to Buyer certificates and other instruments representing all Company Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Buyer with the execution thereof guaranteed by a bank or trust company), together with all other documents necessary or appropriate to validly transfer the Company Shares to Buyer free and clear of all security interests, liens, encumbrances and adverse claims.

                  (E) Buyer shall have received from counsel for the Company, an opinion, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel.

                  (F) Buyer shall have obtained the consent of its shareholders authorizing this Agreement and the transactions contemplated herein and shall have filed an Information Statement with the Securities and Exchange Commission and distributed such Information Statement to its shareholders at least 20 days prior to the Closing Date.

                  (G) Neither any investigation of the Company by Buyer, nor the Schedules attached hereto or any supplement thereto nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on the Company or its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects.

                  (H) The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

                  (I) No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                  (J) As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

                      (K) As of the Closing, there shall have been no material adverse change in the amount of issued and outstanding common stock of the Company.

         5.2 Shareholders's Conditions of Closing. The obligation of Shareholders to sell the Company Shares shall be subject to and conditioned upon the satisfaction (or waiver by Shareholders) at the Closing of each of the following conditions:

                  (A) All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Shareholders shall have received a certificate of Buyer dated the Closing Date to such effect.

                  (B) Buyer shall have effected payment of the Purchase Price in accordance with Section 1.3 of this Agreement by delivering to Shareholders certificates and other instruments representing Buyer's Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Shareholders with the execution thereof guaranteed by a bank or trust company), together with all other documents necessary or appropriate to validly transfer the Buyer's Shares to Shareholders free and clear of all security interests, liens, encumbrances and adverse claims.

                  (C) Buyer shall have delivered to Shareholders a Certificate of its corporate Secretary certifying:

                        (1) Resolutions of its Board of Directors authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                        (2) The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

                  (D) The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

                  (E) No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                  (F) Intentionally Deleted

                  (G) As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Shareholders.

                  (H) As of the Closing, there shall have been no material adverse change in the amount of issued and outstanding common stock of Buyer.

6. Termination.

         6.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time before or after approval thereof by Shareholders and Buyer, but not later than the Closing:

         6.1.1    By mutual consent of Buyer and Shareholders; or

         6.1.2 By Buyer, if any of the conditions provided for in Section 5.1 hereof shall not have been met or waived in writing by Buyer at or prior to Closing; or

         6.1.3 By Shareholders, if any of the conditions provided for in Section
 5.2 hereof shall not have been met or waived in writing by Shareholders at or prior to Closing.

         6.2 Procedure Upon Termination. In the event of termination by Buyer or Shareholders, as applicable, pursuant to Section 6.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by Buyer or Shareholders. If the transactions contemplated by this Agreement are so terminated:

         6.2.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and

         6.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement except that if such termination is a result of the failure of any condition set forth in (i) Sections 5.1(A) through 5.1(F) and 5.1(I) hereof, then Buyer shall be entitled to recover from Shareholders all out-of-pocket costs which Buyer has incurred (including reasonable attorney's fees, accounting fees and expenses); and (ii) Sections 5.2(A) through 5.2(D) hereof, then Shareholders shall be entitled to recover from Buyer all out-of-pocket costs which Shareholders has incurred (including reasonable attorney's fees, accounting fees and expenses).

7        Miscellaneous.

         7.1 Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

             If to Buyer:    Old Goat Enterprises, Inc.
                             4526 Neville Street
                             Burnaby, B.C. Canada V5J 2G8
                             Attention: Lois Meisinger, President
                             Fax: 780-525-2845

             Copy to: The O'Neal Law Firm, P.C.
                             668 North 44th Street
                             Suite 233
                             Phoenix, Arizona 85008
                             Attention: William D. O'Neal, Esq.
                             Fax: 602-267-7400

             If to Shareholders: c/o Abramovich, Yosef, Hakim -- Law Offices
                             "Toyota Towers"
                             65 Igal Alon St.
                             Tel Aviv 67443, Israel
                             Attn: Eli D. Clark, Adv.

             If to Company:  Zone 4 Play, Inc.
                             103 Foulk Road
                             Suite 202
                             Wilmington, Delaware 19803 USA
                             Attn: Harold Kalbach

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

         7.2 Execution of Additional Documents. The parties hereto will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Company Shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Company Shares sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

         7.3 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7.4 Entire Agreement. This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada exclusive of the conflict of law provisions thereof.

         7.6   Survival.   All  of  the  terms,   conditions,   warranties   and
representations contained in this Agreement shall survive the Closing.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         7.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         7.9 Waivers. Either Buyer or Shareholders may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or
(iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         7.10 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

         7.11  Incorporation  of  Exhibits  and  Schedules.   All  Exhibits  and
Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         7.12 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

         7.13 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first above written.


SHAREHOLDERS:

Shimon Citron                                         Yariv Citron


___________________________________________________   ___________________________________________________


Pini Gershon                                          Natan Lerer


___________________________________________________   ___________________________________________________


Computer Direct Ltd.                                  Sayex Trading Company 1982 Ltd.

By: _______________________________________________   By: _______________________________________________


Name: _____________________________________________   Name: _____________________________________________


Title _____________________________________________   Title _____________________________________________

Jacob Tennenbaum                                      Rivka Shmueli


___________________________________________________   ___________________________________________________


Azriel Zolti                                          Roni Shatan


___________________________________________________   ___________________________________________________


Ehud Zadokya                                          Sachin Mehta




___________________________________________________   ___________________________________________________


Giora Grinberg                                        Shachar Schalka


___________________________________________________   ___________________________________________________


Gil Levy                                              Erez Lahav


___________________________________________________   ___________________________________________________


Ira Vinitzki                                          Haim Tabak


___________________________________________________   ___________________________________________________


Avi Abramovich


___________________________________________________

COMPANY:            ZONE 4 PLAY, INC., a Delaware corporation






By:_____________________________

Its:_____________________________


BUYER:              OLD GOAT ENTERPRISES, INC., a Nevada corporation


By:_____________________________

Its:_____________________________




Leah Baruch


___________________________________________________




Rivka Shmuely


___________________________________________________




___________________________________________________

Abramovich Trust Company Ltd.


By: _______________________________________________


Name: _____________________________________________


Title _____________________________________________

                                  SCHEDULE 2.6
                              LIST OF SUBSIDIARIES


                  Zone 4 Play Limited, an Israeli corporation
                  Zone 4 Play (UK) Limited, a United Kingdom corporation

                                  SCHEDULE 2.8
             JURISDICTIONS WHERE COMPANY IS LICENSED TO DO BUSINESS


                                    Delaware

                                  SCHEDULE 2.10
                        OFFICERS AND DIRECTORS OF COMPANY

                                    Officers

                   Shimon Citron            President, Chief Executive Officer
                   Haim Tabak               Chief Financial Officer
                   Shachar Schalka          Chief Technical Officer

                                    Directors

                                Andrew Panaccione

                                  SCHEDULE 2.18
                      REAL PROPERTY OWNED/LEASED BY COMPANY


Lease Agreement with Blue Diamond Realty LLC dated January 1, 2003

                                  SCHEDULE 2.19
                        LIST OF CONTRACTS AND OTHER DATA

Administrative Services Agreement with Blue Diamond Realty LLC dated January 1, 2003 Directors Contract with Andrew T. Panaccione dated January 1, 2003 Telephone Services Agreement with First State Telecom LLC dated October 1, 2003 Cellular Telephone Agreement with T-Mobile dated October 14, 2003


CUSTOMER AGREEMENTS:

AVAGO and DiTG (UK)
GAMECAST(Cellcast) (UK)
TwoWayTV (UK)
Cablevision (USA)
UPC/Chello (NL,AT)
RCN (USA)
Orange (IL)
MIRS (IL)
Pinpoint/O2 (UK)
Hutchison Telecom (HKG)
YES Satellite (IL)


PLATFORM LICENSE/JOINT MARKETING/JOINT CONTENT AGREEMENTS

NDS
Liberate Technologies
OpenTV
Itaas/Scientific Atlanta
G-Cluster


DISTRIBUTION AGREEMENTS

AirG (CA)
Eurofun/Eurocom (IL)
Motorola Inc. (USA)
End2End (DK)
The Tom Group/Tom.Com (PRC)
Cellvita
Pfeffer Group


AGREEMENTS WITH AGENTS/CONSULTANTS

Cameron Thomson Group
Igaming - Liz Grayson
Sheves Holdings
Tom Miller

                                  SCHEDULE 2.24
                                  BANK ACCOUNTS


PNC Bank, 300 Delaware Avenue, Wilmington, Delaware, Account no. 5604586965